Exhibit (a)

CERTIFICATE OF INCORPORATION OF

IATRIC CORPORATION

Under Section 402 of
The Business Corporation Law

The undersigned, a natural person over the age of twenty-one years, for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York; hereby certifies that:

FIRST: The name of the Corporation is IATRIC CORPORATION.

SECOND: The purposes for which the Corporation is formed are as follows:

A.                  To carry on, in all or any of the several branches thereof, the business of purchasing, selling, processing, distributing, importing., exporting, warehousing, storing, preserving, maintaining, manufacturing, and otherwise dealing in and with chemicals of every nature and description whatever, any and all ingredients, compounds and derivatives thereof, and any and all natural or synthetic substances and materials.

B.                  To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, own, use, develop, operate, sell, assign, grant licenses with respect to, and otherwise dispose of, copyrights, trademarks, trade names, brands, labels, patent rights and letters patent of the United States and of any other country or government.

C.                  To investigate and report with respect to, and to undertake, carry on, assist and participate in, the organization, management, consolidation and liquidation of financial, commercial, mercantile, manufacturing, industrial and other domestic and foreign corporations, associations, syndicates and joint ventures) and, for all purposes, to acquire and take over the properties, manage the affairs and conduct the business of the same.

D.                  To borrow money and other property without limit as to amount for any of the purposes of the Corporation, and to issue its own bonds, notes, debentures and other obligations and evidences of indebtedness of any and every nature therefor, and to secure the same by mortgage, encumbrance, pledge, hypothecation or deed of trust of the whole or any part of the property, real and personal, tangible and intangible, of the Corporation, and to issue its own bonds, notes, debentures and other obligations and evidences of indebtedness of any and every nature without any such security, and to sell and otherwise dispose of any or all such bonds, notes, debentures and other obligations and evidences of indebtedness.

E.                   To buy, invest in, acquire, own, hold, sell, assign, transfer, mortgage, pledge, exchange, distribute, or otherwise dispose of and generally deal in and with all or any part of the shares of stock, options to purchase shares of stock, securities and other interests in, and bonds, debentures, notes, obligations, and other evidences of indebtedness of, any corporations or associations, domestic or foreign, or any government, state, municipality or subdivision thereof, domestic or foreign, and to pay therefor in cash or to issue in exchange therefor shares of stock, options to purchase shares of stock, securities or other interests in, or bonds, debentures, notes, obligations or other evidences of indebtedness of the Corporation, and to exercise while the holder thereof any and all rights, powers and privileges of individual owners or holders, including the right to vote thereon, and to do any act or thing designed to protect, preserve, promote or enhance the value of any such shares of stock, options to purchase shares of stock, securities, other interests, bonds, debentures, notes, obligations and other evidences of indebtedness.

F.                   To render advisory, investigatory, supervisory, investment, managerial and other services to any corporation, association, concern, firm, syndicate, trust, joint venture, partnership, individual, government, state or municipality or subdivision thereof.

G.                  To act in any capacity whatever as financial, commercial or business agent or representative, general or special, or as factor, broker or in any other capacity whatever for, and to effect any and all transactions of every kind, character or description whatever for the account of, any corporation, association, concern, firm, syndicate, trust, joint venture, partnership, individual, government, state or municipality or subdivision thereof.

H.                  To take, purchase, acquire, own, hold, sell, assign, transfer, convey, exchange, convert, pledge, hypothecate, mortgage, encumber and otherwise dispose of, the shares of its own stock, bonds, notes, debentures and other obligations and evidences of indebtedness, secured and unsecured.

I.                    To have one or more offices, and to carry on and conduct all or any of its operations and business, within and without the United States.

J.                    To enter into all guaranties, contracts and other commitments, and to do all of the things, suitable and conducive to the furtherance of the business of the Corporation, and to engage in any other activity which may promote the interests or enhance the value of the property of the Corporation to the fullest extent permitted by law.

K.                  In general, to do and perform everything which may be necessary, advisable, suitable or proper for the conduct of its business and for the purpose of carrying out the objects and purposes hereinbefore enumerated, and to carry on any other similar business in connection with the foregoing, and to have and exercise all the powers conferred by law upon corporations, and, so far as permitted by law, to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The foregoing clauses shall be construed, both as objects and purposes, in furtherance and not in limitation of the general powers conferred by the laws of the State of New York; and the enumeration herein of specific objects and purposes shall not be held to limit or restrict in any way the general powers of the Corporation, and the Corporation may do all and everything necessary, advisable, suitable or proper for the accomplishment of any of the objects or purposes hereinbefore enumerated, either alone or in associations with other corporations, associations, concerns, firms, syndicates, trusts, joint ventures, partnerships or individuals, to the same extent and as fully as natural persons might or could do, as principals, agents, contractors or otherwise.

THIRD: The office of the Corporation is to be located in the City, County and State of New York.

FOURTH: The aggregate number of shares which the Corporation Shall have the authority to issue shall be 2,000,000, of one class only, with a par value of $0.01 per share.

FIFTH: The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against it served upon him is: c/o Rosenman Colin Kaye Petschek Freund & Emil, 575 Madison Avenue, New York, New York 10022.

IN WITNESS WHEREOF, I have made, signed and acknowledge this Certificate of Incorporation this ______ day of May, 1971.

Stephen W. Palley
440 East 62nd Street
New York, New York 10021

STATE OF NEW YORK	)
: ss:
COUNTY OF NEW YORK	)

On this ______ day of 1971, before me personally came Stephen W. Palley, to me known and known to me to be the person described in and who executed the foregoing Certificate of Incorporation, and he duly acknowledged to me that he executed the same.

Notary Public

The undersigned, the sole incorporator of IATRIC CORPORATION (the “Corporation”), a New York Corporation, does hereby acknowledge and consent to the following resolutions for and on behalf of the Corporation:

RESOLVED, that a certified copy of the Certificate of Incorporation of the Corporation and an amendment thereto as filed on May 5 and May 17, 1971, respectively, by the Department of State of New York, shall be filed in the Minute Book of the Corporation.

RESOLVED, that after due consideration of each section of the proposed By-Laws of the Corporation, the By-Laws are hereby adopted for and on behalf of the Corporation and that a copy of the By-Laws be filed in the Minute Book of the Corporation.

RESOLVED, that Morton E. David is hereby elected a director of the Corporation to hold office until the first annual meeting of shareholders of the Corporation and until his successor is ally elected and qualified.

Dated:	New York, New York
May 19, 1971

/s/Stephen W. Palley
Stephen W. Palley

Witnessed:

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

IATRIC CORPORATION

Under Section 805 of the
Business Corporation Law

Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, sole incorporator of Iatric Corporation, hereby certifies that:

FIRST: The name of the Corporation is IATRIC CORPORATION.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on May 5, 1971.

THIRD: The following is hereby added to the Certificate of Incorporation as Article SIXTH:

No holder of outstanding shares of capital stock of the Corporation shall, as such, have any right to purchase or subscribe for any shares of any class of stock of the Corporation, or any rights or options to purchase shares of any class of stock of the Corporation, which the Corporation may issue or sell, or any shares of any class of stock of the Corporation acquired by it after the issue thereof.

FOURTH: The Corporation having no shareholders and no subscribers for shares, and having elected no directors or officers, the amendment to its Certificate of Incorporation has been authorized by the written consent of the sole incorporator of the Corporation.

IN WITNESS WHEREOF, I have signed this Certificate of Amendment to the Certificate of Incorporation and affirm that the statement made herein are true under the penalties of perjury on May 14, 1971.

IATRIC CORPORATION

By _____________________________
Stephen W. Palley, Incorporator

STATE OF NEW YORK	)
: ss:
COUNTY OF NEW YORK	)

Stephen W. Palley, being duly sworn, deposes and says that he is the incorporator of Iatric Corporation, the corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained therein are true.

                                                      ____________________________________________

Sworn to before me this ______ day of May, 1971.

__________________________________________________

The undersigned, the sole incorporator of IATRIC CORPORATION (the “Corporation”), a New York Corporation, does hereby acknowledge and consent to the following resolutions for and on behalf of the Corporation:

RESOLVED, that a certified copy of the Certificate of Incorporation of the Corporation and an amendment thereto as filed on May 5 and May 17, 1971, respectively, by the Department of State of New York, shall be filed in the Minute Book of the Corporation.

RESOLVED, that after due consideration of each section of the proposed By-Laws of the Corporation, the By-Laws are hereby adopted for and on behalf of the Corporation and that a copy of the By-Laws be filed in the Minute Book of the Corporation.

RESOLVED, that Mr. Morton E. David is hereby elected a director of the Corporation to hold office until the first annual meeting of shareholders of the Corporation and until his successor is duly elected and qualified.

Dated:	New York, New York
May 19, 1971

/s/ Stephen W. Palley
Stephen W. Palley

Witnessed:

__________________________________

State of New York

                             } ss:

Department of State

I hereby certify, that the Certificate of Incorporation of DAXOR CORPORATION was filed on 05/05/1971, under the name of IATRIC CORPORATION, with perpetual duration, and that a diligent examination has been made of the Corporate index for documents filed with this Department for a certificate, order, or record of a dissolution, and upon such examination, no such certificate, order or record has been found, and that so far as indicated by the records of this Department, such corporation is an existing corporation.

A Certificate of Amendment IATRIC CORPORATION, changing its name to IDANT CORPORATION, was filed 10/01/1971.

A Certificate of Amendment IDANT CORPORATION, changing its name to DAXOR CORPORATION, was filed 05/17/1973.

***

WITNESS my hand and the official seal of the Department of State at the City of Albany, this 27th day of November two thousand and nine.

First Deputy Secretary of State

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